Exhibit 23
CONSENT OF REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement (Form S-8, No. 33-81276) pertaining to the 1994 Stock Option Plan of Southwest Bancorp, Inc.
(2)	Registration Statement (Form S-8, No. 333-92143) pertaining to the 1999 Stock Option Plan of Southwest Bancorp, Inc.
(3)	Registration Statement (Form S-8, No. 333-120685) pertaining to the 1999 Stock Option Plan of Southwest Bancorp, Inc.
(4)	Registration Statement (Form S-8, No. 33-97850) pertaining to the Employee Stock Purchase Plan of Southwest Bancorp, Inc.
(5)	Registration Statement (Form S-3, No. 33-94378) pertaining to the Dividend Reinvestment Plan of Southwest Bancorp, Inc.
(6)	Registration Statement (Form S-8, No. 333-147249) pertaining to the 1999 Stock Option Plan of Southwest Bancorp, Inc.
of our reports dated March 7, 2008, with respect to the consolidated financial statements of Southwest Bancorp, Inc., and the effectiveness of internal control over financial reporting of Southwest Bancorp, Inc., included in this Annual Report (Form 10-K) of Southwest Bancorp, Inc. for the year ended December 31, 2007.
Ernst & Young LLP
Tulsa, Oklahoma
March 7, 2008